UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 27, 2005

(Date of earliest event reported)

Grande Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware		74-3005133
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 Carlson Circle, San Marcos, TX	78666
(Address of principal executive offices)	(Zip Code)

(512) 878-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FILING NOTE: This Form 8-K/A and the related Exhibit 99 Press Release is filed to correct a typographical error in the Press Release as previously included in Grande’s Form 8-K dated September 27, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as a part of this report:

Exhibit No.	Description
99	Press Release, dated September 27, 2005, announcing, among other things, that Grande will deliver its company presentation at the Deutsche Bank Thirteenth Annual Global High Yield Conference in Scottsdale, Arizona on Thursday, September 29, 2005 at 11:35 a.m. MDT (12:35 p.m. CDT). Investors may access an audio version of the presentation via a live web cast at http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=W184030&item_id=1091920. The presentation can also be accessed via Grande’s web site, www.grandecom.com through the investor relations page shortly after the completion of the presentation. It will highlight Grande’s business plan, performance and plans for the future.

The full text of the press release issued in connection with the announcement is attached as Exhibit No. 99 to this Current Report on Form 8-K/A. The press release and conference call contain forward-looking statements regarding Grande and include cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The information in this Current Report on Form 8-K/A, and the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDE COMMUNICATIONS HOLDINGS, INC.

Date: September 28, 2005	By:	/s/ W.K.L. “Scott” Ferguson
W.K.L. “Scott” Ferguson
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Name of Exhibit
99	Grande Communications Holdings, Inc. Press Release Dated September 27, 2005.